UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 15, 2016, Cardtronics, Inc. (“Cardtronics” or “the Company”) announced that Roger Craig, age 53, would be joining the Company and will become its General Counsel and Secretary effective June 20, 2016. Mr. Craig will formally succeed Michael E. Keller as the Company’s General Counsel and Secretary.

Mr. Craig, 53, joins Cardtronics from Cincinnati-based Axcess Financial Services, Inc., a consumer finance company, where he served as senior vice president, chief legal officer, and chief compliance officer and secretary. Prior to that, for 20 years he served Nationwide Mutual Insurance Company, and affiliated companies, in numerous legal management roles. During this time, he led the initial public offering of Nationwide Financial Services, Inc. in 1997, eventually serving as general counsel and collaborating with senior leadership on several merger and acquisition transactions for the publicly traded company. Mr. Craig began his career as an associate with the law firm Crabbe, Brown & James, LLP.

A copy of the press release announcing Mr. Craig’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated June 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics, Inc.
Date: June 15, 2016

	By:	/s/ Edward H. West
	Name:	Edward H. West
	Title:	Chief Financial Officer